UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 25, 2024

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 25, 2024, SM Energy Company (the “Company”) issued and sold $750.0 million in aggregate principal amount of the Company’s 6.750% Senior Notes due 2029 (the “2029 Notes”) and $750.0 million in aggregate principal amount of the Company’s 7.000% Senior Notes due 2032 (the “2032 Notes” and together with the 2029 Notes, the “Notes”), pursuant to a Purchase Agreement, dated July 18, 2024, among the Company and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and BofA Securities, Inc., acting as representatives of the several initial purchasers named therein (the “Initial Purchasers”).

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other securities laws, and the Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements. The Notes were being offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

As previously announced in a report on Form 8-K filed with the United States Securities and Exchange Commission (the “Commission”) on June 28, 2024, the Company obtained commitments from JPMorgan Chase Bank, N.A., Bank of America, N.A and Wells Fargo Bank, N.A. (together with their applicable affiliates, the “Commitment Parties”), pursuant to which the Commitment Parties initially agreed to provide, subject to the satisfaction of customary closing conditions, up to $1,200,000,000 of senior unsecured 364-day bridge term loans (the “Bridge Loan Commitment”). Upon issuance of the Notes, the Bridge Loan Commitment expired in accordance with its terms.

Indenture
On July 25, 2024, the Company entered into the Indenture relating to the Notes (the “Indenture”), with U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), governing the Notes. The 2029 Notes will mature on August 1, 2029, and the 2032 Notes will mature on August 1, 2032, in each case, unless earlier redeemed or repurchased. Interest on the 2029 Notes will accrue at the rate of 6.750% per annum, and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2025. Interest on the 2032 Notes will accrue at the rate of 7.000% per annum, and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2025.

Prior to August 1, 2026 (in the case of the 2029 Notes) or August 1, 2027 (in the case of the 2032 Notes), the Company may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes of such series issued under the Indenture with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price of 106.750% (in the case of the 2029 Notes) or 107.000% (in the case of the 2032 Notes) of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, provided that: (a) at least 60% of the original principal amount of the Notes of such series issued on July 25, 2024 remains outstanding after each such redemption, and (b) the redemption occurs within 180 days after the closing of the related equity offering.

On and after August 1, 2026, the Company may redeem all or, from time to time, a part of the 2029 Notes at the redemption prices (expressed as a percentage of principal amount of the 2029 Notes), plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable redemption date, equal to: (i) 103.375% for the twelve-month period beginning on August 1, 2026; (ii) 101.688% for the twelve-month period beginning on August 1, 2027; and (iii) 100.000% for the twelve-month period beginning on August 1, 2028. Further, on and after August 1, 2027, the Company may redeem all or, from time to time, a part of the 2032 Notes at the redemption prices (expressed as a percentage of principal amount of the 2032 Notes), plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable redemption date, equal to: (i) 103.500% for the twelve-month period beginning on August 1, 2027; (ii) 101.750% for the twelve-month period beginning on August 1, 2028; and (iii) 100.000% for the twelve-month period beginning on August 1, 2029.

In addition, the Notes may be redeemed, in whole or in part, at any time prior to August 1, 2026 (in the case of the 2029 Notes) or August 1, 2027 (in the case of the 2032 Notes) at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes of such series redeemed plus a make-whole premium, and accrued and unpaid interest to, but not including, the applicable redemption date.

Further, the 2029 Notes will be subject to a “special mandatory redemption” if the consummation of the Company’s recently announced pending acquisition of certain oil and gas properties, interests, and related assets located in the Uinta Basin from certain entities affiliated with XCL Resources, LLC (the “XCL Acquisition”) does not occur on or before July 1, 2025, or if the Company notifies the trustee of the 2029 Notes that it will not pursue the consummation of the XCL Acquisition.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur additional debt; (ii) make certain dividends or pay certain dividends or distributions on the Company’s capital stock or purchase, redeem or retire capital stock; (iii) sell assets, including the capital stock of the Company’s Restricted Subsidiaries (as defined in the Indenture); (iv) with respect to the Company’s Restricted Subsidiaries, place restrictions on their ability to pay dividends or make other payments to the Company; (v) create liens that secure debt; (vi) enter into certain transactions with affiliates; and (vii) merge or consolidate with, or transfer or lease all or substantially all of the Company’s assets to, another company. These covenants are subject to a number of important limitations and exceptions, including the suspension of certain of these covenants with respect to a series of Notes upon such series of Notes receiving an investment grade rating from at least two Rating Agencies (as defined in the Indenture).

The Indenture provides that each of the following is an event of default with respect to each series of Notes (each, an “Event of Default”): (i) default in any payment of interest on any Note of that series when due, continued for 30 days; (ii) default in the payment of principal of or premium, if any, on any Note of that series when due, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company or any Subsidiary Guarantor (as defined in the Indenture), if any, to comply with certain covenants relating to merger and consolidation; (iv) failure by the Company to comply for 30 days after notice (or 180 days after notice in the case of a failure to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Securities and Exchange Commission) after notice with any of its obligations under the covenants related to a Change of Control (as defined in the Indenture) and certain other covenants; (v) failure by the Company to comply for 60 days after notice with any of the other agreements of the Company in the Indenture; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) other than Indebtedness (as defined in the Indenture) owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee (as defined in the Indenture) now exists, or is created after the date of the Indenture, which default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period); or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity (as defined in the Indenture); and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $30.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; or (ix) any Subsidiary Guarantee (as defined in the Indenture) of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described above, all outstanding principal of, premium, if any, and accrued interest on the Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to either series of Notes, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may declare all unpaid principal of, premium, if any, and accrued interest on such Notes to be due and payable immediately.

A copy of the Indenture is referenced as Exhibit 4.1 hereto and incorporated herein by reference. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.
On July 25, 2024, the Company issued a notice of full redemption to the holders of the Company's 5.625% Senior Notes due 2025 (“2025 Notes”) notifying such holders that the Company intends to redeem the $349.1 million aggregate principal amount outstanding of its 2025 Notes on August 26, 2024 (“Redemption Date”). In accordance with the terms of the indenture governing the 2025 Notes, the redemption price will be equal to 100.0% of the principal amount outstanding of the 2025 Notes on the Redemption Date ($1,000.00 per $1,000 principal amount outstanding), plus accrued and unpaid interest on the principal amount outstanding from June 1, 2024 to, but excluding, the Redemption Date.

U.S. Bank Trust Company, National Association, as trustee for the 2025 Notes, issued a notice to registered holders of the 2025 Notes concerning the redemption. After such redemption, no 2025 Notes will remain outstanding. The foregoing does not constitute a notice of redemption with respect to the 2025 Notes.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of July 25, 2024, by and between SM Energy Company and U.S. Bank Trust Company, National Association, as trustee
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	July 25, 2024	By:	/s/ JAMES B. LEBECK
James B. Lebeck
Executive Vice President and General Counsel